UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

May 19, 2026
Date of Report (Date of earliest event reported)

Upstart Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39797	46-4332431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2950 S. Delaware Street, Suite 410
San Mateo, CA 94403
(Address of principal executive offices, including zip code)

(833) 212-2461
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                         ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2026, Upstart Holdings, Inc. (“Upstart” or the “Company”) announced that its Board of Directors (the “Board”) elected Tim Wennes to serve as a Class I director on the Board, effective as of May 28, 2026. The Board has not yet determined whether Mr. Wennes will serve on any committees of the Board.

Mr. Wennes has over 35 years of experience in the financial services industry. Most recently, Mr. Wennes served as President and Chief Executive Officer of Santander Holdings USA, including Santander Bank N.A., from 2019 to 2025. Prior to Santander, Mr. Wennes held executive leadership roles at MUFG Union Bank, from 2008 to 2019, and Countrywide Bank, from 2003 to 2008. Mr. Wennes currently serves as a member of the board of directors of Cushman & Wakefield Ltd. Mr. Wennes earned his Bachelor’s degree from the University of Southern California and his MBA from California State University, Fullerton.

In accordance with Upstart’s Outside Director Compensation Policy (the “Policy”), Mr. Wennes is eligible to receive the standard compensation and equity awards provided to Upstart’s non-employee directors for their services pursuant to the Policy.

Upstart will enter into its standard form of indemnification agreement with Mr. Wennes. There are no family relationships between Mr. Wennes and any director or executive officer of Upstart that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions between Mr. Wennes and Upstart that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 19, 2026, Jeff Huber informed the Company that he will resign from the Board and the Nominating and Corporate Governance Committee of the Board, effective as of May 28, 2026. Mr. Huber’s resignation was not the result of any disagreement with the Company, the Board or any matters relating to Upstart’s operations, policies or procedures.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Upstart Holdings, Inc. dated May 19, 2026
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Upstart Holdings, Inc.
Dated: May 19, 2026	By:	/s/ Scott Darling
Scott Darling
Chief Legal Officer and Corporate Secretary